As filed with the Securities and Exchange Commission on December 21, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AOL INC.

(Exact name of registrant as specified in its charter)

DELAWARE	20-4268793
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

770 Broadway

New York, NY 10003

Telephone: (212) 652-6400

(Address, with zip code, of Principal Executive Offices)

Amended and Restated AOL Inc. 2010 Stock Incentive Plan

(Full title of the plan)

Julie M. Jacobs

General Counsel

22000 AOL Way

Dulles, VA 20166

(703) 265-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sean C. Feller

GIBSON, DUNN & CRUTCHER LLP

333 S. Grand Ave.

Los Angeles, CA 90071

(213) 229-7579

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Amended and Restated AOL Inc. 2010 Incentive Plan, Common Stock, $0.01 par value per share	2,829,500	$30.96	$87,601,320	$11,948.82

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such additional shares of AOL Inc. (the “Company”) common stock, par value $0.01 per share (the “Common Stock”) that become available under the Amended and Restated AOL Inc. 2010 Stock Incentive Plan in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.
(2)	Calculated solely for the purpose of determining the registration fee pursuant to 457(c) and Rule 457(h)(1) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum offering price are based upon the average of the high and low sales prices of the Common Stock, as reported on the New York Stock Exchange on December 19, 2012.

INTRODUCTION

This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act, to register an additional 2,829,500 shares of Common Stock issuable pursuant to the Amended and Restated AOL Inc. 2010 Stock Incentive Plan (the “Incentive Plan”) in connection with equitable adjustments made in connection with a special cash dividend to the Company’s stockholders of $5.15 per share, which was paid on December 14, 2012 to Company stockholders of record as of close of business on December 5, 2012. In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Registration Statements on Form S-8 (No. 333-163603, No. 333-167032, and No. 333-183358, filed December 9, 2009, May 24, 2010, and August 16, 2012, respectively), filed with the Securities and Exchange Commission, together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See exhibits listed under the Exhibit Index below.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 21st day of December, 2012.

AOL INC.

By:	/s/ Julie Jacobs
Julie Jacobs
Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Julie Jacobs and Damien Atkins such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy M. Armstrong	Chairman and Chief Executive Officer	December 21, 2012
Timothy M. Armstrong	(Principal Executive Officer)

/s/ Alberto Ibargüen	Director	December 21, 2012
Alberto Ibargüen

/s/ James R. Stengel	Director	December 21, 2012
James R. Stengel

/s/ Fredric G. Reynolds	Director	December 21, 2012
Fredric G. Reynolds

/s/ Patricia E. Mitchell	Director	December 21, 2012
Patricia E. Mitchell

/s/ Susan M. Lyne	Director	December 21, 2012
Susan M. Lyne

/s/ Hugh F. Johnston	Director	December 21, 2012
Hugh F. Johnston

/s/ Richard L. Dalzell	Director	December 21, 2012
Richard L. Dalzell

/s/ Dawn G. Lepore	Director	December 21, 2012
Dawn G. Lepore

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Amended and Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on December 9, 2009 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated December 11, 2009)

4.2*	Amended and Restated By-laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated December 11, 2009)

4.3*	Specimen Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated December 11, 2009)

4.4*	Amended and Restated AOL Inc. 2010 Stock Incentive Plan (incorporated herein by reference to Annex A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 20, 2012)

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP)

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included as part of signature page)

*	Incorporated by reference herein.